Exhibit 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is effective November 9, 2011 (the “Effective Date”), by and between Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and Jerry L. Winchester, an individual (the “Executive”). The Company and the Executive are referred to collectively in this Amendment as the “Parties.”

WHEREAS, the Parties entered into an employment agreement effective September 15, 2011 (the “Employment Agreement”); and

WHEREAS, the Parties desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined shall have the same meaning in this Amendment as in the Employment Agreement.

2. Amendment to Employment Agreement.

(a) Section 2.1 of the Employment Agreement is restated to provide as follows:

“2.1 Specific Duties. The Executive will serve as the Senior Vice President – Oilfield Services for the Company and Chief Executive Officer – Chesapeake Oilfield Services, L.L.C., a wholly-owned subsidiary of the Company and in such other positions as might be mutually agreed upon by the parties. The Executive shall perform all of the duties required to fully and faithfully execute the office and position to which the Executive is appointed, and such other duties as may be reasonably requested by the Executive’s supervisor. During the term of this Agreement, the Executive may be nominated for election or appointed to serve as a director or officer of any of the Company’s affiliated entities as determined in such affiliates’ Board of Directors’ sole discretion. The services of the Executive will be requested and directed by the Company’s Chief Executive Officer, Mr. Aubrey K. McClendon.”

3. Miscellaneous.

(a) This Amendment may be executed by each of the Parties on a separate counterpart, each of which when so executed and delivered shall be an original, and both of which taken together shall constitute one instrument.

(b) This Amendment expresses the entire understanding of the Parties with respect to the matters set forth in it. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions of this Amendment.

(c) Any determination that any provision of this Amendment or any application of it is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality or enforceability of that provision in any other instance, or the validity, legality or enforceability of any other provision of this Amendment or of any provision of the Employment Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the Effective Date.

Company:	Chesapeake Energy Corporation

	By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon
Chief Executive Officer

Executive:	/s/ Jerry L. Winchester
Jerry L. Winchester

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